UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2024
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition.

On October 16, 2024, FingerMotion, Inc. (the “Company”) issued a news release to report its financial results for the second quarter of fiscal year 2025 for the period ended August 31, 2024. The information regarding the financial results for the second fiscal quarter ended August 31, 2024 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On October 16, 2024, the Company issued a news release to report its financial results for the second quarter of fiscal year 2025 for the period ended August 31, 2024. To review the full financial results, please view the Company's recent 10-Q filing at www.sec.gov/edgar/search or on the Company’s website at www.fingermotion.com/investor-relations/financial-information/details, which should be read in connection with this news release.

Q2 2025 Financial Summary (results expressed in US$ unless otherwise indicated):

  Reported quarterly revenue of $8.46 million (includes Telecommunications Products & Services, SMS & MMS Business, and Command & Communication), a decrease of $0.82 million or 9% compared to Q2 of fiscal 2024;
  Reported quarterly decrease in Telecommunications Products & Services business revenue of $0.77 million or 8% compared to Q2 of fiscal 2024;
  Reported SMS & MMS business revenue of $3,770 compared to $8,192 in Q2 of fiscal 2024;
  Reported quarterly Command & Communication revenue of $28,730 compared to $0 in Q2 of fiscal 2024:
  Reported quarterly Big Data revenue of $0 compared to $76,746 in Q2 of fiscal 2024;
  Reported quarterly cost of revenue of $8.16 million, an increase of $0.72 million or 10% compared to Q2 of fiscal 2024;
  Reported a gross profit of $0.30 million, a decrease of $1.54 million or 84% compared to Q2 of fiscal 2024;
  Reported quarterly loss attributable to the Company’s shareholders of $1.69 million, an increase of $1.55 million or 1,159% compared to Q2 of fiscal 2024;
  Reported basic and diluted loss per share of $(0.03) versus a loss per share of $(0.00) for Q2 of fiscal 2024;
  At August 31, 2024, FingerMotion had $810,284 in cash and cash equivalents, a working capital surplus of $9,708,861 and shareholders' equity of $9,878,372;
  At August 31, 2024, Total Assets were $30.19 million, Total Current Liabilities were $20.24 million and Total Liabilities were $20.31 million;
  52,712,850 shares of common stock were issued and outstanding as of August 31, 2024.

“While Q2 2025 presented challenges for our Company, we are encouraged by the continued growth in our Cloud business segment,” stated Martin Shen, CEO of FingerMotion. “Although our overall gross margin decreased compared to Q2 2024, we saw a positive shift in our product mix, with increased revenue from our higher-margin Cloud services. We are confident in our ability to optimize our product mix and improve our gross margin performance in the future.”

Mr. Shen also stated, “Going forward we expect our cloud-based services and Command & Communication segment to drive significant revenue growth for the balance of this fiscal year.”

General and administrative expenses decreased by $86,320 or 5% during Q2 2025, while marketing cost increased by $13,145 or 22%. Share compensation expenses increased by $26,145 or 17%.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated October 16, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: October 16, 2024	By: /s/ Martin J. Shen Martin J. Shen CEO and Director